UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 3, 2004

NAVIGANT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-24387	52-2080967
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

84 INVERNESS CIRCLE EAST ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (303) 706-0800

Former name or former address, if changed since last report: Not Applicable

NAVIGANT INTERNATIONAL, INC.

FORM 8-K

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On April 23, 2004, the Audit Committee of the Board of Directors of Navigant International, Inc. (the “Company”) requested management of the Company to solicit proposals for professional services relating to the audit of the Company’s financial statements for the fiscal year ending December 26, 2004. Management thereafter solicited proposals from several independent registered public accounting firms, including PricewaterhouseCoopers LLP (“PwC”). PwC had been the Company’s auditor since June 1998. On June 3, 2004, PwC informed the Company that it would decline to stand for re-election for the fiscal year ending December 26, 2004.

On June 8, 2004, the Audit Committee of the Board of Directors of the Company selected Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2004, subject to Deloitte & Touche’s satisfactory completion of new client procedures.

PwC’s reports on the Company’s financial statements for the Company’s years ended December 28, 2003 and December 29, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits of the Company’s financial statements as of December 28, 2003 and December 29, 2002 and for the years then ended and through June 3, 2004 (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports on the Company’s 2003 and 2002 financial statements; and (ii) there were no reportable events as described in Item 304(a)(1)(v) (“Reportable Events”) of the Securities and Exchange Commission’s (the “Commission”) Regulation S-K.

The Company has provided a copy of the foregoing statements to PwC. Attached as Exhibit 16 is PwC’s letter to the Commission, dated June 9, 2004, regarding these statements.

During the last two years ended December 28, 2003 and December 29, 2002, and through the date of this report, neither the Company nor anyone acting on its behalf consulted with Deloitte & Touche regarding (i) either the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

16	Letter from PwC to the Commission regarding change in principal accountant of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2004

NAVIGANT INTERNATIONAL, INC.

By:	/s/ Robert C. Griffith
Name:	Robert C. Griffith
Title:	Chief Operating Officer, Chief
Financial Officer and Treasurer
(Principal Financial and Accounting Officer)